                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              AVATAR HOLDINGS INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                          AVATAR
                                          HOLDINGS INC.
                                          255 Alhambra Circle
                                          Coral Gables, Florida 33134
                                          (305) 442-7000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 23, 1996

To the Stockholders of Avatar Holdings Inc.:

     The Annual Meeting of Stockholders of Avatar Holdings Inc. will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida on May 23, 1996, at 10:00 a.m. local time, for the following purposes:

     1. To elect eight directors.

     2. To approve an employment agreement between Avatar and Edwin Jacobson, the President and Chief Executive Officer of Avatar, to be effective June 16, 1997.

     3. To approve the appointment of Ernst & Young LLP, independent accountants, to act as auditors for Avatar for the year ending December 31, 1996.

     4. To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 29, 1996 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

     YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ATTACHED TO THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR INFORMATION WITH RESPECT TO THOSE PERSONS WHO WILL BE ENTITLED TO VOTE AT THE MEETING AND OTHER RELEVANT MATTERS.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors,

                                          Juanita I. Kerrigan
                                          Vice President and Secretary

Dated: April 23, 1996.

AVATAR HOLDINGS INC., 255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134 (305) 442-7000

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 23, 1996

     This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of Avatar Holdings Inc., a Delaware corporation ("Avatar"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Avatar for use at the Annual Meeting of Stockholders to be held at the place and time and for the purposes set forth in the annexed Notice of Annual Meeting of Stockholders.

                      VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

     Pursuant to the By-Laws of Avatar, the Board of Directors has fixed the close of business on March 29, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof.

     At the close of business on March 29, 1996, 9,095,102 shares of Common Stock, $1.00 par value, of Avatar ("Common Stock"), which constitutes the only class of voting securities of Avatar, were outstanding and entitled to vote. For each share of Common Stock held of record as of the close of business on March 29, 1996, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading "Election of Directors." In accordance with Avatar's By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Proxies

     When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. If no such direction is specified, the proxy will be voted: (1) FOR the election as directors of Avatar of the eight nominees named therein; (2) FOR approval of the employment agreement dated July 27, 1995, between Avatar and Edwin Jacobson; (3) FOR approval of the appointment of Ernst & Young LLP, independent accountants, as auditors of Avatar for the year ending December 31, 1996; and (4) in connection with the transaction of such other business as properly may come before the meeting, in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of Avatar. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

     Except for the election of directors, as to any particular proposal (i) abstentions will have the same effect as a vote against the proposal because the shares are considered present at the meeting but are not affirmative votes, and
(ii) broker non-votes are not counted in respect of the proposal.

     This proxy statement and the form of proxy enclosed herewith, and the accompanying Annual Report of Avatar for the fiscal year ended December 31, 1995, including financial statements, were first mailed to stockholders of record as of the close of business on March 29, on or about April 23, 1996.

                      PRINCIPAL STOCKHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

Principal Stockholders

     The following table sets forth, as of March 29, 1996, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

                                                             AMOUNT AND
                                                             NATURE OF
                                                             BENEFICIAL     PERCENT OF
NAME OF BENEFICIAL OWNER    ADDRESS OF BENEFICIAL OWNER      OWNERSHIP        CLASS
- - --------------------------------------------------------------------------------------
Odyssey Partners,          31 West 52nd Street               2,107,763          23.2%
  L.P.(1)(2)               New York, NY 10019
Spears, Benzak,            45 Rockefeller Plaza              2,033,597          22.4%
  Salomon &                New York, NY 10111
  Farrell(3)
- - --------------------------------------------------------------------------------------

     (1) Does not include shares owned by Leon Levy, who is Chairman of the Board and a member of the Executive Committee of Avatar and is a general partner of Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"). Mr. Levy, Jack Nash, Stephen Berger, Joshua Nash and Brian Wruble, by virtue of being general partners of Odyssey, share voting and dispositive power with respect to the Common Stock owned by Odyssey and, accordingly, may each be deemed to own beneficially the Common Stock owned by Odyssey. Each of the aforesaid persons has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a general partner of Odyssey. Avatar has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by Odyssey. Odyssey is a private partnership engaged in investment, trading and related activities. Mr. Levy's ownership of Common Stock is indicated in the table included in "Security Ownership of Management."

     (2) By virtue of its present Common Stock ownership, Odyssey may be deemed to be a "control" person of Avatar within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     (3) Based upon information set forth in the Schedule 13G, dated February 5, 1996, filed by Spears, Benzak, Salomon & Farrell (a registered investment adviser), such shares are held for the benefit of various of its clients; it has revocable shared dispositive power with such clients; and it has no power to vote or direct the vote of such shares.

Security Ownership of Management

     The following table sets forth, as of March 29, 1996, information with respect to the outstanding shares of Common Stock beneficially owned by each present director, nominee for director, by each of the Named Executive Officers identified herein under the caption "Summary Compensation Table", and by all present directors and executive officers of Avatar as a group. Except as otherwise indicated, all shares are owned directly.

                                                                                     PERCENT
                                                      AMOUNT AND NATURE OF             OF
                  NAME OR GROUP                       BENEFICIAL OWNERSHIP(1)         CLASS
- - ---------------------------------------------------------------------------------------------
Leon Levy                                                   2,385,758(2)               26.2%
Milton Dresner                                                    500                     *
Edwin Jacobson                                                   None
Leon T. Kendall                                                   200(3)                  *
Martin Meyerson                                                 2,347(4)                  *
William M. Porter                                               2,347                     *
Kenneth T. Rosen                                                1,000                     *
Fred Stanton Smith                                               None
Henry King Stanford                                               200                     *
Dennis J. Getman                                                 None
Charles L. McNairy                                               None
G. Patrick Settles                                               None
All directors and executive officers as a group
  (consisting of 15 persons of whom 7 beneficially
  own shares of Common Stock)                               2,392,352(2)(3)(4)         26.3%
- - ---------------------------------------------------------------------------------------------

     * Represents less than one percent.

     (1) The information as to securities owned by directors, officers and nominees was furnished to Avatar by such directors, officers and nominees.

     (2) Includes 2,107,763 shares owned by Odyssey. Mr. Levy is a general partner of Odyssey and therefore may be deemed to own beneficially the shares of Common Stock owned by Odyssey. See Notes (1) and (2) to the preceding table included in "Principal Stockholders."

     (3) Does not include an aggregate of 200 shares owned by Mr. Kendall's wife for her own account, as to which shares Mr. Kendall disclaims beneficial ownership.

     (4) Does not include 847 shares owned by Mr. Meyerson's wife, as to which shares Mr. Meyerson disclaims beneficial ownership.

                           1.   ELECTION OF DIRECTORS

     Eight directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, eight votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as he wishes, either by so marking his ballot at the meeting or by specific voting instructions sent to Avatar with a signed proxy. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Nominees for director will be elected by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

     All of the nominees were elected at the May 25, 1995 Annual Meeting of Avatar's Stockholders, except Milton Dresner who was elected by the Board of Directors at its meeting held July 27, 1995. The Board of Directors met six times during 1995, including the annual meeting of directors held immediately following the 1995 Annual Meeting of Stockholders.

     The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

     The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of Avatar. There are no family relationships between any nominee, director or executive officer of Avatar.

                                                      PRINCIPAL OCCUPATION OR
           NAME              AGE                   OCCUPATIONS AND DIRECTORSHIPS

- - -----------------------------------------------------------------------------------------------
Leon Levy                     70     Chairman of the Board of Avatar since January 22, 1981;
Director since                       General Partner, Odyssey Partners, L.P., a private
September 1980                       partnership engaged in investment, trading and related
                                     activities; Chairman of the Board of Oppenheimer Funds;
                                     former Chairman of the Board (1974-1985) of Oppenheimer
                                     Management Corp.; Director of S. G. Warburg & Co., Ltd.
                                     (Jersey Funds).
- - -----------------------------------------------------------------------------------------------
Milton Dresner                70     Founding Partner, The Highland Companies, since 1960, a
Director since                       diversified real estate development and management organi-
July 1995                            zation; Director: Flagship Savings Bank, Hudson General
                                     Corporation, Childtime Childcare, Northern Caring Homes.
- - -----------------------------------------------------------------------------------------------
Edwin Jacobson                66     President and Chief Executive Officer of Avatar since
Director since                       February 27, 1994, and Chairman of the Executive Committee
June 1992                            of Avatar since June 15, 1992; also, President and Chief
                                     Executive Officer, Chicago Milwaukee Corporation, an
                                     investment company, since June 1985, President and Chief
                                     Executive Officer, CMC Heartland Partners, an operating
                                     general partnership of a public limited partnership
                                     engaged in the real estate business, since September 1990, and President and Chief Executive Officer, since June
                                     1985, of Milwaukee Land Company, a non-diversified,
                                     closed-end management investment company, publicly trading since July 1993.
- - -----------------------------------------------------------------------------------------------
Leon T. Kendall               67     Professor of Finance and Real Estate, Kellogg School of
Director since                       Management, Northwestern University, since September 1988;
May 1983                             formerly Chairman of the Board, Mortgage Guaranty
                                     Insurance Corporation, and Vice Chairman of the Board,
                                     MGIC Investment Corporation, from December 1981 to
                                     December 1989; Director of: Universal Foods Corporation;
                                     Asset Management Funds; and Chicago Board -- Options
                                     Exchange.

                                                      PRINCIPAL OCCUPATION OR
           NAME              AGE                   OCCUPATIONS AND DIRECTORSHIPS
- - -----------------------------------------------------------------------------------------------
Martin Meyerson               73     Chairman, University of Pennsylvania Foundation, The
Director since                       University Professor of Public Policy, and President
May 1981                             Emeritus, University of Pennsylvania, since February 1981, and President thereof from 1970 to 1981; President, FISCIT
                                     (Switzerland/U.S.); Director, Universal Health Services,
                                     Inc.; First Union North, Board member; Trustee, Penn
                                     Mutual Life Insurance Company.
- - -----------------------------------------------------------------------------------------------
Kenneth T. Rosen              47     Professor of Business Administration, since 1979, and
Director since                       Chairman of the Center for Real Estate and Urban
September 1994                       Economics, since 1981, University of California, Berkeley;
                                     also President, Rosen Consulting Group, a real estate
                                     consulting business, since 1990; Director: Golden West
                                     Financial Corporation, The PMI Group, Inc., Coldwell
                                     Banker Corporation.
- - -----------------------------------------------------------------------------------------------
Fred Stanton Smith            68     Vice Chairman of the Board, The Keyes Company, a real
Director since                       estate brokerage, financing, management, insurance and de-
September 1980                       velopment firm, since January 28, 1992; formerly
                                     President, The Keyes Company; Director, Eagle National
                                     Bank.
- - -----------------------------------------------------------------------------------------------
Henry King Stanford           80     President Emeritus, The University of Miami since July
Director since                       1981, and President Emeritus, University of Georgia since
September 1980                       July 1987; formerly President, The University of Miami,
                                     from July 1962 to June 1981; also formerly Interim
                                     President, University of Georgia, from July 1986 to June
                                     1987.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

Certain Committees of the Board

     To assist it in carrying out its duties, the Board of Directors has established an Executive Committee, an Audit Committee and a Community Affairs Committee, the current members of which are as follows:


EXECUTIVE COMMITTEE               AUDIT COMMITTEE                   COMMUNITY AFFAIRS COMMITTEE
- - --------------------------------------------------------------------------------------------------
Edwin Jacobson(1)(2)              Leon T. Kendall(1)                Henry King Stanford(1)
Leon Levy(2)                      Milton Dresner                    Martin Meyerson
Fred Stanton Smith                Martin Meyerson                   William M. Porter
                                  William M. Porter                 Fred Stanton Smith
- - --------------------------------------------------------------------------------------------------

     (1) Chairman
     (2) Officer of Avatar

     The Board of Directors has not established a Nominating Committee and, as more fully described below and under "Executive Compensation and Other Information -- Executive Committee Report on Executive Compensation," the Executive Committee performs the functions of a compensation committee.

Executive Committee

     The Executive Committee of the Board of Directors has authority to exercise most powers of the full Board of Directors in connection with matters which arise during the intervals between meetings of the Board of Directors. In addition to such other functions as are assigned to it from time to time by the Board of Directors, the Executive Committee also reviews and approves or recommends to the Board the compensation and terms of employment of all officers and employees of Avatar and its subsidiaries whose base salaries exceed $70,000 per annum. The Executive Committee met four times during the fiscal year ended December 31, 1995.

Audit Committee

     The Audit Committee of the Board of Directors recommends to the Board of Directors the appointment of the independent auditors, subject to approval by the stockholders of Avatar; reviews the independent auditors' report and management letters and reports to the Board of Directors with respect thereto; reviews with the internal auditors Avatar's accounting policies and procedures, including its internal accounting controls and internal auditing procedures; determines whether there are any conflicts of interest in financial or business matters between Avatar and any of its officers or employees; and reviews the recommendations of the independent auditors. The Audit Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. The Audit Committee met seven times during the fiscal year ended December 31, 1995.

Community Affairs Committee

     The Community Affairs Committee of the Board of Directors monitors the reputation and standing in the community of Avatar and its various subsidiaries and divisions, and oversees the interaction of Avatar with the community. The Community Affairs Committee also performs such other tasks as are assigned to it from time to time by the Board of Directors. Although the Community Affairs Committee did not meet during the fiscal year ended December 31, 1995 members of the Committee regularly consulted with management during the year.

Directors' Compensation

     Pursuant to resolutions of the Board of Directors, compensation for directors who are not salaried employees of Avatar is $17,500 per annum. A member of the Executive Committee who is not a salaried employee of Avatar receives a fee of $500 for attendance at each meeting. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Community Affairs Committee receive additional compensation of $2,000 per annum plus a fee of $500 for attendance at each meeting.

     On September 1, 1986, Mr. Porter entered into an agreement with the Avatar Audit Committee pursuant to which he is paid $1,000 per month for consulting and administrative services performed for the Audit Committee and on behalf of Avatar, which services include acting as Secretary of the Audit Committee and as liaison with Avatar's Internal Audit Department and such other services as may be requested by the Audit Committee or by management.

Directors' Attendance

     In fiscal year 1995 all of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee meetings.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth information with respect to compensation of the Chief Executive Officer and the three other highest paid executive officers of Avatar whose total salary and bonus was $100,000 or more for the year ended December 31, 1995 (these four executive officers being hereinafter referred to as the "Named Executive Officers").

                                                  ANNUAL COMPENSATION(1)
                                                 ------------------------          ALL OTHER
  NAME AND PRINCIPAL POSITION(S)    YEAR          SALARY           BONUS        COMPENSATION(2)
- - -----------------------------------------------------------------------------------------------
Edwin Jacobson(3)                   1995         $325,000              --(4)             --
  President, Chief Executive        1994          311,731(4)           --                --
  Officer and Chairman of the       1993          250,000              --                --
  Executive Committee
- - -----------------------------------------------------------------------------------------------
Dennis J. Getman                    1995          208,000         $12,500           $ 2,250
  Executive Vice President and      1994          208,000          17,500(4)          2,249
  General Counsel                   1993          208,000          12,500             2,249
- - -----------------------------------------------------------------------------------------------
Charles L. McNairy                  1995          169,000          11,500(4)          2,250
  Executive Vice President,         1994          156,065              --             2,249
  Treasurer and                     1993          135,096          10,000             2,177
  Chief Financial Officer
- - -----------------------------------------------------------------------------------------------
G. Patrick Settles                  1995          113,754              --             1,706
  Vice President and Assistant      1994          110,452              --             1,657
  General Counsel                   1993          107,234              --             1,609
- - -----------------------------------------------------------------------------------------------

(1) Of the Named Executive Officers, Messrs. Jacobson, Getman and McNairy also received automobile allowances and/or the use of company-leased automobiles. Avatar also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees. The aggregate value of these and any additional perquisite and other personal benefits cannot be specifically or precisely ascertained but do not, in any event, exceed 10% of the total annual salary and bonus reported for each of the Named Executive Officers.

(2) Reflects for each Named Executive Officer Avatar's contribution to the 401(k) Plan.

(3) In addition to his position as Chairman of the Executive Committee, Mr. Jacobson was elected as President and Chief Executive Officer effective as of February 27, 1994 and his employment agreement was amended as of March 1, 1994 to reflect these additional responsibilities. See "Employment and Other Agreements" below.

(4) For discussion of Avatar's employment agreement with Mr. Jacobson and its incentive compensation agreements with Messrs. Getman and McNairy, see "Employment and Other Agreements" below.

                      Long-Term Incentive Plans -- Awards
                              in Last Fiscal Year

     The following table provides information regarding the award of incentive compensation to Mr. Jacobson pursuant to his proposed new employment agreement, which is subject to approval by stockholders. See "Approval of Employment Agreement."

                                                                               PERFORMANCE OR
                                                                 NUMBER OF      OTHER PERIOD
                                                                  SHARES,           UNTIL
                                                                  UNITS OR      MATURATION OR
                             NAME                               OTHER RIGHTS       PAYOUT
- - --------------------------------------------------------------  ------------   ---------------
Edwin Jacobson................................................     75,000      6/16/97-6/16/00

Employment and Other Agreements

     Avatar entered into an employment agreement with Mr. Jacobson, dated June 15, 1992, as amended as of March 1, 1994, pursuant to which Mr. Jacobson is employed as Chairman of the Executive Committee and President and Chief Executive Officer until June 15, 1997, unless sooner terminated in accordance with the terms of the agreement. In addition to base salary of $325,000 per annum (as increased as of March 1, 1994, as Mr. Jacobson assumed the additional responsibilities of President and Chief Executive Officer), Mr. Jacobson was granted a stock-based long-term incentive award ("Award") based upon an aggregate of 150,000 shares of Avatar's Common Stock which will vest with respect to 30,000 shares on each of the first five anniversary dates of the agreement. Such Award provides for Mr. Jacobson to receive, within ten days following June 15, 1997 (or the termination date, if earlier), a cash payment equal to the excess of a formula amount based upon the closing prices of Avatar's Common Stock during a specified period prior to June 15, 1997 (or the termination date, if earlier) over the closing price of Avatar's Common Stock on the date of grant ($25.25), multiplied by the number of shares which will have become vested.

     In the event of Mr. Jacobson's death, disability or his resignation for Good Reason, as defined in his agreement, prior to the fifth anniversary of such agreement, Mr. Jacobson or his estate would receive cash compensation at a rate equal to full base salary through the date of death or termination and would vest in fifty percent of the remaining unvested shares in addition to shares already vested.

     As of January 18, 1993 and as of September 9, 1993, respectively, Avatar entered into Incentive Compensation Agreements with Mr. Getman and Mr. McNairy, whereby each of Mr. Getman and Mr. McNairy was granted an Award based upon an aggregate of 15,000 shares of Avatar's Common Stock, which vests with respect to 3,000 shares per year on each of the first five anniversary dates of each agreement. Such Awards provide for each of Mr. Getman and Mr. McNairy to receive within ten days following the respective fifth anniversary date (or the respective termination date, if earlier) of their agreements, a cash payment equal to the excess of a formula amount based upon the closing prices of Avatar's Common Stock during a specified period prior to the respective fifth anniversary date (or the respective termination date, if earlier) over the closing price of Avatar's Common Stock on the respective date of grant ($33.75 per share and $36.00 per share, respectively), multiplied by the number of shares which will have become vested.

     Pursuant to Mr. Jacobson's employment agreement and the incentive compensation agreements with Messrs. Getman and McNairy, the number of shares on which such Awards are based and related market values are subject to adjustment as the result of various occurrences, such as declaration or payment of stock dividends, stock splits, subdivisions, combinations, consolidations, reverse splits, distributions, reclassifications or recapitalizations. Mr. Jacobson also is entitled to various employee benefits pursuant to his employment agreement.

     See "Approval of Employment Agreement" with respect to the new agreement with Mr. Jacobson.

     Notwithstanding any statement incorporating future filings in whole or in part, including this Proxy Statement, in any of Avatar's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following report and the Performance Graph below shall not be incorporated by reference into any such filing.

Executive Committee Report on Executive Compensation

     The Executive Committee of Avatar's Board of Directors traditionally performs the functions of a compensation committee, including the review and approval of compensation and terms of employment for all officers and those employees of Avatar and its subsidiaries whose base salaries exceed $70,000 per annum. However, the compensation arrangements regarding any executive officer who is also a member of the Executive Committee has been acted on and approved by the full Board of Directors (with such member not participating).

     Avatar's executive compensation is intended to reward, retain and motivate management. The primary component of compensation has been base salary. However, for certain of the most senior executives, compensation packages now include stock-based long-term incentive awards (the "Awards"). The grant of these Awards is intended to align the interests of Avatar's most senior executives with those of the stockholders over the term of the Awards, and to motivate these executives to improve Avatar's long-term business position and performance. No awards were made to the Chief Executive Officer and the other executive officers of Avatar in 1995, except for an Award made to the Chief Executive Officer by a special committee of the Board of Directors pursuant to a new employment agreement, which is subject to approval by stockholders and certain other conditions. See "Approval of Employment Agreement." The Executive Committee believes that Avatar's executive compensation arrangements are reasonable in light of the needs of Avatar, competitive compensation levels and the goals of retention and motivation of management.

     In determining salary levels for the executive officers, primary consideration is given to each executive's level of responsibility and individual performance, as well as compensation generally received by executives in the real estate business.

                                         EXECUTIVE COMMITTEE

                                         Edwin Jacobson, Chairman
                                         Leon Levy
                                         Fred Stanton Smith

Compensation Committee Interlocks and Insider Participation

     The members of the Executive Committee are Messrs. Jacobson, Levy and Smith. The members of the special committee of Avatar's Board of Directors who approved Mr. Jacobson's new employment agreement (see "Approval of Employment Agreement"), are Messrs. Levy, Kendall, Meyerson, Porter, Smith and Stanford. Mr. Jacobson serves as Chairman of the Executive Committee and President and Chief Executive Officer, and Mr. Levy serves as Chairman of the Board of Directors.

Performance Graph

     The following graph provides a comparison of the cumulative total returns based on an investment of $100 after the close of the market on December 31, 1990 in Avatar's Common Stock, the NASDAQ Market Index and a composite peer group index (the "Peer Index") for the periods indicated, in each case assuming reinvestment of any dividends. The cumulative total returns for the NASDAQ Market Index were prepared by Media General Financial Services, Inc. ("Media General"). The Peer Index is a combination of the Real Estate Subdividers and Developers Index and the Water Utilities Index, each of which is published by Media General. The cumulative total returns for each index were prepared by Media General and were combined by Avatar to form the Peer Index based on the relative percentage of Avatar's assets applicable to each of Avatar's lines of business (i.e., real estate and water utilities) at the end of each year depicted in the graph.

                                   [GRAPH]

      Measurement Period          Avatar
    (Fiscal Year Covered)      Holdings Inc.        NASDAQ        Peer Index
1990                             100.00          100.00          100.00
1991                             178.00          128.38          138.34
1992                             278.00          129.64          151.88
1993                             269.00          155.50          177.52
1994                             304.00          163.26          169.82
1995                             280.00          211.77          201.41

                      2. APPROVAL OF EMPLOYMENT AGREEMENT

     Avatar and Edwin Jacobson are parties to an employment agreement, dated June 15, 1992, as amended as of March 1, 1994, pursuant to which Mr. Jacobson is employed as Chairman of the Executive Committee and President and Chief Executive Officer until June 15, 1997, unless sooner terminated in accordance with the terms of the agreement (the "Original Employment Agreement"). See "Executive Compensation and Other Information -- Employment and Other Agreements."

     In July 1995, a special committee of the Board of Directors (the "Special Committee") was created to establish a performance goal for Mr. Jacobson and to consider and approve a proposed new employment agreement with Mr. Jacobson embodying such goal (the "New Employment Agreement") which, subject to approval of stockholders, would become effective on June 16, 1997 (the day after the expiration of the term of his Original Employment Agreement) and terminate on the third anniversary thereof. The Special Committee was composed of Leon Levy (Chairman), Leon T. Kendall, Martin Meyerson, William M. Porter, Fred Stanton Smith and Henry King Stanford, each an "outside director" of Avatar within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder.

     The Special Committee determined that it would be in Avatar's best interest to enter into the New Employment Agreement to reward Mr. Jacobson for redirecting Avatar's business pursuant to a strategic business plan he developed, and to ensure his continued employment with Avatar. The Special Committee concluded that the increase in Mr. Jacobson's base salary under the New Employment Agreement is reasonable in relation to the services he will render to Avatar and because Mr. Jacobson will not receive any salary increase during the balance of the term of his Original Employment Agreement (i.e., through June 15, 1997). In addition, the Special Committee established a performance goal for Mr. Jacobson in the form of an Incentive Compensation award (as hereinafter defined). The Incentive Compensation award under the New Employment Agreement, which would vest ratably over the three year term of the agreement, would align Mr. Jacobson's interests with those of the stockholders and would motivate him to improve Avatar's long-term business position and performance.

     The New Employment Agreement was approved by the Special Committee and executed by Avatar and Mr. Jacobson on July 27, 1995. The New Employment Agreement will become effective if (i) Mr. Jacobson is continuously employed by Avatar through and including June 15, 1997, and is not then in breach of his Original Employment Agreement, (ii) the material terms under which the Incentive Compensation is to be paid under the New Employment Agreement has been disclosed to Avatar's stockholders, and (iii) the New Employment Agreement has been approved prior to June 16, 1997 at a meeting of Avatar's stockholders by a majority of the shares present in person or represented by proxy and entitled to vote on the matter.

     With certain exceptions, Section 162(m) of the Code denies a deduction to publicly-held corporations for compensation paid to the chief executive officer and the other four highest compensated officers in excess of $1 million per executive per taxable year. One exception under Section 162(m) is provided for certain performance-based compensation. The Incentive Compensation granted pursuant to Mr. Jacobson's New Employment Agreement generally will qualify for the performance-based compensation exception, provided that, among other things, the material terms of the Incentive Compensation is disclosed to, and subsequently approved by, Avatar's stockholders. Accordingly, stockholder approval of Mr. Jacobson's New Employment Agreement is being sought to qualify the Incentive Compensation for the performance-based compensation exception.

Summary of Employment Agreement

     The New Employment Agreement is summarized below. Such summary, however, is not intended to be complete and is qualified in its entirety by reference to the New Employment Agreement, a copy of which is attached as Exhibit 10(m) to Avatar's Quarterly Report on Form 10-Q for the period ended September 30, 1995.

     Pursuant to the New Employment Agreement, Mr. Jacobson will be employed as the Chairman of the Executive Committee and President and Chief Executive Officer of Avatar commencing on June 16, 1997 (the "Commencement Date") and ending on June 16, 2000 (unless sooner terminated in accordance with the agreement), if Mr. Jacobson is continuously employed by Avatar through June 15, 1997 and is not then in breach of his Original Employment Agreement.

     Pursuant to the New Employment Agreement, Avatar will pay Mr. Jacobson a base salary of not less than $400,000 per annum. Mr. Jacobson also will be entitled to a payment (the "Final Payment") of $120,000 following the third anniversary of the Commencement Date if he is still employed by Avatar on June 16, 2000 or if Avatar terminates his employment other than for Mr. Jacobson's permanent disability or other than for Cause (as hereinafter defined), or if Mr. Jacobson terminates his employment for Good Reason (as hereinafter defined). Alternatively, Mr. Jacobson will be entitled to a Final Payment of $80,000 or $40,000 or no payment if his employment is terminated during the third, second or first year of his employment term, respectively.

     The New Employment Agreement grants Mr. Jacobson a long-term incentive award ("Incentive Compensation") based upon 75,000 shares of Avatar's Common Stock (subject to adjustment upon the occurrence of certain events), which will vest with respect to 25,000 shares on each of the first through third anniversaries of the Commencement Date if Mr. Jacobson is employed by Avatar on such anniversary. Such Incentive Compensation provides for Mr. Jacobson to receive, within ten days following June 16, 2000 (or the termination date, if earlier), a cash payment equal to the excess of a formula amount based upon the closing prices of Avatar's Common Stock during a specified period prior to June 16, 2000 (or the termination date, if earlier) over the closing price of Avatar's Common Stock on the date of grant ($35.50, the "Strike Price" (subject to adjustment upon the occurrence of certain events)), multiplied by the number of shares which have vested. If Mr. Jacobson's employment is terminated by his death, by Avatar on account of his permanent disability, or by him for Good Reason, 50% of his remaining unvested shares will vest and any remaining unvested shares will be forfeited. If Mr. Jacobson's employment is terminated by Avatar for Cause, any unvested shares will be forfeited.

The incentive compensation award granted under Mr. Jacobson's Original Employment Agreement (see "Executive Compensation and Other Information -- Employment and Other Agreements") is to be determined and paid by reference to June 16, 2000 (rather than June 15, 1997), or the termination date, if earlier.

     The New Employment Agreement may be terminated: (i) automatically upon Mr. Jacobson's death; (ii) by Avatar, if Mr. Jacobson becomes permanently disabled;
(iii) by Avatar for Cause; and (iv) by Mr. Jacobson, for Good Reason. The term "Cause" means Mr. Jacobson committing material acts of fraud against Avatar, being convicted of (or pleading nolo contendere to) a felony, or willfully, repeatedly and demonstrably failing to perform substantially his duties for not less than 30 days. The term "Good Reason" means: the failure of Avatar's Board of Directors or stockholders to continue to elect Mr. Jacobson as a director; any assignment to Mr. Jacobson of any material duties other than those contemplated by, or any limitation of his powers not contemplated by, the New Employment Agreement; or a reduction in Mr. Jacobson's compensation, or a material reduction in his fringe benefits, or any other material failure by Avatar to comply with certain provisions of the New Employment Agreement.

     If Mr. Jacobson's employment is terminated by his death or permanent disability, by Avatar for Cause, or by Mr. Jacobson other than for Good Reason, Mr. Jacobson or his estate will receive his base salary through the date of termination, a Final Payment, if any, and any Incentive Compensation payable. If Avatar terminates Mr. Jacobson's employment other than for Cause, or if Mr. Jacobson terminates his employment for Good Reason, then Mr. Jacobson will be entitled to receive his full base salary through June 16, 2000, a Final Payment and any Incentive Compensation payable.

     Mr. Jacobson has agreed that during the term of his employment under the New Employment Agreement and for a period of one year after termination of such employment, without the prior written approval of Avatar's Board of Directors, he will not solicit any customer or employee of Avatar. Mr. Jacobson also has agreed that during and after the term of his employment, he will not disclose to any person, without the prior written approval of Avatar's Board of Directors, confidential information pertaining to Avatar.

     The terms of the New Employment Agreement may be modified, waived or discharged in writing by Avatar and Mr. Jacobson without the consent of Avatar's stockholders.

Other Information

     The closing price of Avatar Common Stock on April 17, 1996 was $39 1/2 per share.

     Approval by the stockholders of the New Employment Agreement will require the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the matter. The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies not otherwise limited will be voted in such manner.

                           3. APPOINTMENT OF AUDITORS

     Ernst & Young LLP, independent accountants, audited the financial statements of Avatar for the fiscal year ended December 31, 1995. Such audit services consisted of the firm's examination of and report on the annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

     Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Ernst & Young LLP, independent accountants, as auditors of Avatar for the fiscal year ending December 31, 1996. Approval by the stockholders will require the affirmative vote of a majority of the votes present at the meeting in person or by proxy and entitled to be cast. The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies not otherwise limited will be voted in such manner.

                          1997 STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting in 1997 must be received by the office of the Secretary, Avatar Holdings Inc., P.O. Box 523000, Miami, Florida 33152, no later than December 24, 1996.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Avatar's officers and directors, and any persons who own more than ten percent of Avatar's Common Stock to file reports of initial ownership of Avatar's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Avatar with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Avatar, or written representations from certain reporting persons that no Forms 5 were required, Avatar believes that during the 1995 fiscal year all Section 16(a) filing requirements were complied with.

                             ADDITIONAL INFORMATION

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying material will be paid by Avatar. In addition to the solicitation of proxies by mail, Avatar will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by Avatar. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of Avatar without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          Juanita I. Kerrigan
                                          Vice President and Secretary

Dated: April 23, 1996.

                                                   Notice of 1996
                                                   Annual Meeting
                                                   and Proxy
                                                   Statement

- - --------------------------------------------------------------------------------

                                                   AVATAR
                                                   HOLDINGS INC.

                                                                      APPENDIX A

                              AVATAR HOLDINGS INC.
                              255 Alhambra Circle
                          Coral Gables, Florida  33134



                                 July 27, 1995



Mr. Edwin Jacobson
2575 South Bayshore Drive
Penthouse A
Coconut Grove, Florida 33133

Dear Mr. Jacobson:

          We are writing with respect to your employment by Avatar Holdings
Inc. (the "Company") as Chairman of the Executive Committee and President and Chief Executive Officer of the Company. The Company acknowledges and recognizes the value of your experience and abilities to the Company since the beginning of your employment with the Company pursuant to an Employment Agreement, dated June 15, 1992 (the "Original Employment Agreement"), the term of which expires on June 15, 1997, and desires to continue to retain and make secure for itself such experience and abilities on the terms hereinafter provided.

          1. Employment. The Company agrees to employ you and you agree to be employed by the Company commencing on

June 16, 1997 (the "Commencement Date") and ending on the third anniversary thereof (unless sooner terminated as hereinafter provided), on the terms and subject to the conditions set forth in this agreement ("Agreement").

          2.   Duties.   (a)  You shall continue to be nominated as a director
of the Corporation and, subject to your election thereto by the Board of Directors or the stockholders of the Company, you shall be employed as Chairman of the Executive Committee of the Company; and you shall also be employed as the President and Chief Executive Officer of the Company. In such capacities, you shall serve as a senior executive officer of the Company and shall have the duties and responsibilities prescribed for such positions by the By-Laws of the Company, and shall have such other duties and responsibilities as may from time to time be prescribed by the Board of Directors of the Company or the Executive Committee of the Board of Directors, provided that such duties and responsibilities are consistent with your positions as Chairman of the Executive Committee and President and Chief Executive Officer. In the performance of your duties, you shall be subject to the supervision and direction of the Board of Directors of the Company and the Executive Committee of the Board of Directors.

          (b) Subject to the term of your employment hereunder, you shall devote such time as is reasonably necessary to the proper performance of your duties and responsibilities as Chairman of the Executive Committee and President and Chief Executive Officer. During the term of your employment hereunder, you shall have the right to continue to be employed as President and Chief Executive Officer of each of Chicago Milwaukee Corporation, CMC Heartland Partners and Milwaukee Land Company. You hereby represent and warrant to the Company that, except as described above, you have no obligations under any existing employment or service agreement and that your performance of the services required of you hereunder will not conflict with your other existing obligations described above.

          (c) You shall perform the services contemplated hereunder at the principal executive office of the Company and at such other locations as may be reasonably necessary to the performance of such services, but you shall not be required to relocate your principal residence from its existing location.

          3.   Compensation.

          (a) (i) Base Salary. During the term of your employment hereunder, the Company shall pay you, and you shall accept from the Company for your services, a salary at the rate of not less than $400,000 per year ("Base Salary"), payable in accordance with the Company's policy with respect to the compensation of executives. You shall have the right to defer receipt of some or all of the compensation which you are entitled to receive hereunder by written notice to the Company, which notice shall set forth the date to which you wish to defer receipt of such compensation. If you elect to defer receipt of all or any portion of the Base Salary ("Deferred Compensation"), the amount due you shall be adjusted periodically to reflect any interest that would be realized with respect to the Deferred Compensation had it been invested at the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank's base rate. No specific assets of the Company shall be allocated or segregated with respect to the Deferred Compensation and the foregoing shall not be construed to create a trust of any kind or a fiduciary relationship between the Company and you, the executor or administrator of your estate or any other person. Your right, or the right of your estate, to receive the Deferred Compensation, as adjusted in accordance with this paragraph 3(a), shall be no greater than the right of an unsecured general creditor of the Company.

               (ii) Final Payment. Subject to the provisions of paragraph 8(d)(ii) hereof, in addition to your Base Salary, within 10 days following the third anniversary of the Commencement Date or, if earlier, the Date of Termination (as hereinafter defined), the Company shall pay you an amount ("Final Payment") determined as follows:

     (1) $120,000, provided that you are still employed by the Company on the third anniversary of the Commencement Date;

     (2) $80,000, in the event that there is a Date of Termination prior to the third anniversary of the Commencement Date but on or after the second anniversary of the Commencement Date;

     (3) $40,000, in the event that there is a Date of Termination prior to the second anniversary of the Commencement Date but on or after the first anniversary of the Commencement Date; or

     (4) no Final Payment if the Date of Termination shall occur prior to the first anniversary of the Commencement Date.

          (b)  Incentive Compensation.

               (i) In addition to the compensation provided in paragraph (a) above, within 10 days following the third anniversary of the Commencement Date or, if earlier, the Date of Termination, the Company shall pay you, as incentive compensation ("Incentive Compensation"), a cash amount equal to the product of (x) the number of shares of the Company's Common Stock in which you are vested (as the same may be adjusted pursuant to paragraph 3(b)(ii)(x) below), times (y) the excess, if any, of the market value per share of the Common Stock over the Strike Price (being the closing price per share of the Common Stock on the date hereof as reported on NASDAQ-NMS (as hereinafter defined), as the same may be adjusted pursuant to paragraph 3(b)(ii)(y) below) on the third anniversary of the Commencement Date or, if earlier, on the Date of Termination (in either case, the "Determination Date"). For the purposes of this paragraph 3(b)(i), you will vest in 25,000 shares of Common Stock on each of the first through third anniversaries of the Commencement Date provided that you are still employed by the Company on such anniversary. In the event that there is a Date of Termination prior to the third anniversary of the Commencement Date as a result of the circumstances contemplated by paragraphs 7(a), (b) or (d) hereof, you shall immediately vest on the Date of Termination in 50% of the remaining unvested shares and you shall forfeit any unvested shares. In the event there is a Date of Termination prior to the third anniversary of the Commencement Date as a result of the circumstances contemplated by paragraph 7(c) hereof, you shall forfeit the remaining unvested shares.

              (ii) In the event the Company shall at any time after the date hereof (A) declare or pay any dividend on the Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event (x) the number of shares of Common Stock on the basis of which the Incentive Compensation is to be calculated shall be adjusted by multiplying (a) such number of shares as determined immediately prior to such event by (b) a fraction (the "Adjustment Fraction"), the numerator of which is the number of shares of

          Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event, and (y) the Strike Price shall be adjusted by multiplying (a) the Strike Price as determined immediately prior to such event by (b) the reciprocal of the Adjustment Fraction.

               In addition, in the event the Company shall at any time after the date hereof make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, a spin-off of interests in an affiliated entity, a reorganization of the Company or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Company), then for the purpose of calculating the Incentive Compensation to be paid to you, the market value of the Common Stock of the Company on the Determination Date shall be increased in accordance with the remaining provisions of this paragraph 3(b)(ii). In the case of a cash dividend, the market value per share of the Common Stock on the Determination Date shall be increased by an amount equal to the per share cash amount of such dividend. In all other cases, the market value per share of the Common Stock on the Determination Date shall be increased by an amount equal to the excess of (A) the average market value per share of the Common Stock for the five (5) business days immediately preceding the ex-dividend date for a dividend or distribution on such stock or the five (5) business days immediately preceding the effective date of a reclassification, recapitalization or other transaction involving such stock over (B) the average market value per share of the Common Stock of the Company for the five (5) business days next succeeding such ex- dividend date or effective date, as the case may be; provided, however, that if the Company's Board of Directors, in good faith, believes that the adjustment, as determined by the preceding formula, is insufficient to reflect the per share reduction in value of the Company as a result of such transaction, in addition to the adjustment determined by such formula the Board of Directors may increase the market value per share of the Common Stock on the Determination Date by such amount as the Board of Directors determines, in good faith, to be appropriate to reflect such per share reduction in value of the Company. In addition to the adjustments specifically provided for in this paragraph 3(b)(ii), the manner of determining the Incentive Compensation due to you shall be further modified or amended as mutually determined by you and the Board of Directors of the Company (acting in its good faith judgment) to equitably account for any extraordinary transaction or occurrence not specifically described in this paragraph 3(b)(ii) and which would by itself adversely affect the value of the Common Stock or the computation of the Incentive Compensation due and owing to you.

             (iii) For purposes of this Agreement, the "market value" per share of the Company's Common Stock as of a Determination Date shall mean the average closing price (or, if there is no closing price on any date, then the mean between the closing bid and asked prices) per share of such

          Common Stock during the twenty (20) business days immediately preceding a Determination Date as reported in the trading reports of the principal securities exchange the United States on which such stock is listed, or, if such stock is not listed on a securities exchange in the United States, as reported by the National Association of Securities Dealers Automated Quotation - National Market System ("NASDAQ-NMS") or NASDAQ-NMS's successor, or if not reported on NASDAQ-NMS, the fair market value per share of such stock as determined by the Board of Directors in good faith.

              (iv) Notwithstanding paragraph 3(b) of the Original Employment Agreement and subject to paragraph 14(c) hereof, your Incentive Compensation (as defined in the Original Employment Agreement) shall not be determined and paid by reference to the date of June 15, 1997 (i.e., the fifth anniversary of your commencing employment pursuant to the Original Employment Agreement), and instead shall be deferred and determined and paid by reference to the third anniversary of the Commencement Date hereunder or, if the Date of Termination hereunder is earlier than the third anniversary of the Commencement Date, such Date of Termination.

               (v) You and the Company agree that the Incentive Compensation hereunder is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) During your employment, you will be entitled to receive prompt reimbursement for all reasonable expenses incurred by you in performing your services hereunder, provided that you properly account therefor in accordance with Company policy.

          4. Vacations. During your employment, you shall be entitled to reasonable vacations from time to time in accordance with the regular procedures of the Company governing senior executives. You shall also be entitled to all paid holidays given by the Company to its senior executives.

          5. Participation in Benefit Plans. You shall be entitled to participate in and to receive benefits under all the Company's employee benefit plans and arrangements (other than plans relating to stock options, restricted stock, stock appreciation rights, "phantom stock" or similar plans) in effect on the date hereof, and you shall also be entitled to participate in or receive benefits under any pension or retirement plan, savings plan, or health-and-accident plan made available by the Company in the future to its senior executives and other key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements and provided that you meet the eligibility requirements thereof.

          6. Other Offices. You further agree to serve without additional compensation, if elected or appointed thereto, as an officer or director of any of the Company's subsidiaries or affiliates.

          7.   Termination.

          (a) Death. Your employment hereunder shall terminate upon your death.

          (b) Disability. In the event of your permanent disability (as hereinafter defined) during the term of your employment hereunder, the Company shall have the right, upon written notice to you, to terminate your employment hereunder, effective upon the giving of such notice. For the purposes hereof, "permanent disability" shall be defined as any physical or mental disability or incapacity which renders you incapable of fully performing the services required of you in accordance with your obligations here-under for a period of 120 consecutive days or for shorter periods aggregating 120 days during any period of twelve (12) consecutive months.

          (c) Cause. The Company may terminate your employment hereunder for "Cause". For the purposes hereof, termination for "Cause" shall mean termination after:

               (i) your commission of a material act of fraud against the Company or its affiliates;

              (ii) your conviction of (or pleading by you of nolo contendere to) any crime which constitutes a felony in the jurisdiction involved; or

             (iii) the willful, repeated and demonstrable failure by you substantially to perform your duties over a period of not less than 30 days, other than any such failure resulting from your incapacity due to physical or mental illness, or material breach of any of your obligations under this Agreement, and your failure to cure such failure or breach within 30 days after receipt of written notice from the Chairman of the Board of Directors of the Company.

          (d) Termination by You. You may terminate your employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) the failure of the

Board of Directors or the stockholders of the Company to continue to elect you as a director of the Company throughout the term of your employment hereunder, provided that if you are not so continued, the Company shall be entitled to cure such failure within thirty (30) days after you cease to serve as a director, (B) any assignment to you of any material duties other than those contemplated by, or any limitation of your powers or in any respect not contemplated by, paragraph 2 hereof, provided that you first deliver written notice thereof to the Chairman of the Board of Directors of the Company and the Company shall have failed to cure such non-permitted assignment or limitation within thirty (30) days after receipt of such written notice, or (C) a reduction in your rate of compensation, or a material reduction in your fringe benefits or any other material failure by the Company to comply with paragraphs 3 through 5 hereof, provided that you first deliver written notice thereof to the Chairman of the Board of the Company and the Company shall have failed to cure such reduction or failure within thirty (30) days after receipt of such written notice.

        (e) Any termination by the Company pursuant to paragraphs (b) or (c) above or by you pursuant to paragraph (d) above shall be communicated by written Notice of Termination to the other party hereto. For the purposes hereof, a "Notice of

Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (f) "Date of Termination" shall mean (i) if your employment is terminated by your death, the date of your death, and (ii) if your employment is terminated for any other reason, the date on which a Notice of Termination is given.

          8.   Compensation Upon Termination or During Disability.

          (a) If your employment shall be terminated by reason of your death, the Company shall pay, to such person as you shall designate in a notice filed with the Company, or, if no such person shall be designated, to your estate as a lump sum death benefit, an amount equal to (i) any accrued but unpaid Base Salary at the time of your death, plus (ii) the Final Payment, if any, provided for in paragraph 3(a)(ii) hereof, plus (iii) the Incentive Compensation provided for in paragraph 3(b) hereof. This amount shall be exclusive of and in addition to any payments your widow, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan maintained by the Company. Your designated beneficiary or the executor of your estate, as the case may be, shall accept the payment provided for in this paragraph 8 in full discharge and release of the Company of and from any further obligations under this Agreement.

          (b) During any period that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full Base Salary until your employment is terminated pursuant to paragraph 7(b) hereof. If your employment is terminated by the Company pursuant to paragraph 7(b), the Company shall be discharged and released of and from any further obligations under this Agreement, other than the obligation of the Company to pay the Final Payment, if any, provided for in paragraph 3(a)(ii) hereof and Incentive Compensation provided for in paragraph 3(b) hereof. During any such period and thereafter you shall continue to bear the obligations provided for in paragraph 9 below in accordance with the terms of such paragraph 9.

          (c) If your employment shall be terminated for Cause or you shall terminate your employment other than for Good Reason, the Company shall pay you your full Base Salary through the Date of Termination or the date on which you terminate your employment at the rate in effect at the time Notice of Termination is given or the date on which you terminate your employment. The Company shall be discharged and released of and from any further obligations under this Agreement, other than the obligation of the Company to pay the Final Payment, if any, pursuant to paragraph 3(a)(ii) hereof and Incentive Compensation pursuant to paragraph 3(b) hereof. Thereafter you shall continue to have the obligations provided for in paragraph 9 below. Nothing contained herein shall be deemed to be a waiver by the Company of any rights that it may have against you in respect of your actions which gave rise to the termination of your employment for Cause.

          (d) If the Company shall terminate your employment other than pursuant to paragraphs 7(b) or 7(c) hereof or if you shall terminate your employment for Good Reason, then

               (i) The Company shall continue to pay you your full Base Salary in accordance with normal payroll practices and without interest through the third anniversary of the Commencement Date at the rate in effect at the time Notice of Termination is given in accordance with paragraph 7(e) hereof;

              (ii) Notwithstanding the provisions of paragraph 3(a)(ii) hereof, the Company shall pay you the sum of $120,000 as the Final Payment within 10 days following the third anniversary of the Commencement Date;

              (iii) The Company shall pay you the Incentive Compensation provided for in paragraph 3(b) hereof; and

              (iv) The Company shall maintain in full force and effect, for your continued benefit for the full term this Agreement, all employee benefit plans and programs in which you were entitled to participate immediately prior to the Date of Termination provided that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, you shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations made by the Company to you, to your account or on your behalf under such plans and programs from which your continued participation is barred.

            (e) If the Company shall terminate your employment hereunder other than pursuant to paragraphs 7(b) or 7(c) hereof, or if you shall terminate your employment pursuant to paragraph 7(d) hereof, you agree, during the entire period of time that you are entitled to receive any benefits pursuant to paragraph 8(d) above, to make known your availability for employment involving services of a nature substantially similar and of a comparable stature to those performed by you on behalf of the Company in a manner customary for executives holding positions substantially similar and of a comparable stature to your position with the Company. You agree to keep the Chairman of the Board of the Company (or his designee) appraised of your employment status during such period and, if requested, you will provide appropriate supporting documentation with respect to the salary, bonuses or other compensation earned by and benefits made available to you in respect of such employment. In the event you secure employment as described in this paragraph (e) (other than your existing positions with Chicago Milwaukee Corporation, CMC Heartland Partners or Milwaukee Land Company), the Company shall be entitled to (i) deduct from the amounts payable to you pursuant to paragraphs 8(d)(i), 8(d)(ii) and 8(d)(iii) above any salary, bonuses or other compensation paid to you in connection with such employment or any increased salary, bonuses or other compensation (other than routine increases that do not require the provision of additional services) paid to you by Chicago Milwaukee Corporation, CMC Heartland Partners or Milwaukee Land Company due to increases in the amount of time you are able to devote to, or increased responsibilities you are able to assume with, one or more of such companies due to the termination of your employment with the Company and (ii) terminate your participation in (and shall not be required to pay you any sums in respect of) any employee benefit plans and programs described in paragraph 8(d)(iv) that are substantially similar to any employee benefit plans and programs in which you participate in connection with such new or existing employment. You agree promptly to repay to the Company any amounts paid to you by the Company pursuant to paragraphs 8(d)(i), 8(d)(ii) and 8(d)(iii) which the Company was entitled to deduct from such amounts pursuant to this paragraph (e).

          9.   Restrictive Covenants and Confidentiality; Injunctive Relief.

          (a) You agree, as a condition to the performance by the Company of its obligations hereunder, particularly its obligations under paragraph 3 hereof, that during the term of your employment hereunder and during the further period of one (1) year after the termination of such employment, you shall not, without the prior written approval of the Board of Directors of the Company, directly or indirectly through any other person, firm or corporation:

               (i) Solicit, raid, entice or induce any person, firm or corporation that presently is or at any time during the term of your employment hereunder shall be a customer of the Company, or any of its subsidiary companies, to become a customer of any other person, firm or corporation, and you shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

              (ii) Solicit, raid, entice or induce any person that presently is or at any time during the term of your employment hereunder shall be an employee of the Company, or any of its subsidiary companies, to become employed by any person, firm or corporation, and you shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person.

          (b) Recognizing that the knowledge, information and relationship with customers, suppliers, and agents, and the knowledge of the Company's and its subsidiary companies' business methods, systems, plans and policies which you shall hereafter establish, receive or obtain as an employee of the Company or its subsidiary companies, are valuable and unique assets of the respective businesses of the Company and its subsidiary companies, you agree that, during and after the term of your employment hereunder, you shall not (otherwise than pursuant to your duties hereunder) disclose, without the prior written approval of the Board of Directors of the Company, any such knowledge or information pertaining to the Company or any of its subsidiary companies, their business, personnel or policies, to any person, firm, corporation or other entity, for any reason or purpose whatsoever. The provisions of this paragraph 9 shall not apply to information which is or shall become generally known to the public or the trade (except by reason of your breach of your obligations hereunder), information which is or shall become available in trade or other publications, information known to you prior to entering the employ of the Company, and information which you are required to disclose by order of a court of competent jurisdiction (provided that prior to your disclosure of any such information you shall provide the Company with reasonable notice and a reasonable opportunity to seek a protective order to prevent such disclosure).

          (c) The provisions of this paragraph 9 shall survive the termination of your employment hereunder, irrespective of the reason therefor.

          (d) You acknowledge that the services to be rendered by you are of a special, unique and extraordinary character and, in connection with such services, you will have access to confidential information vital to the Company's and its subsidiary companies' businesses. By reason of this, you consent and agree that if you violate any of the provisions of this Agreement with respect to diversion of the Company's or its subsidiary companies' customers or employees, or confidentiality, the Company and its subsidiary companies would sustain irreparable harm and, therefore, in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to an injunction restraining you from committing or continuing any such violation of this Agreement.

          10. Deductions and Withholdings. The Company shall be entitled to withhold any amounts payable under this Agreement on account of payroll taxes and similar matters as are required by applicable law, rule or regulation of appropriate governmental authorities.

          11.  Successors; Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall include any successor to the Company's business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all your rights hereunder shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee or, if there be no such designee, to your estate. Your obligations hereunder may not be delegated and except as otherwise provided herein relating to the designation of a devisee, legatee or other designee, you may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any of your rights hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

          12. Notice. For the purposes of this Agreement, notices and all other communications provided for shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to you:

               Mr. Edwin Jacobson
               2575 South Bayshore Drive
               Penthouse A
               Coconut Grove, Florida 33133

          If to the Company:

               Avatar Holdings Inc.
               255 Alhambra Circle
               Coral Gables, Florida 33134
               Attention: Chairman of the Board

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          13. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the complete understanding between the parties with respect to your employment and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida.

          14.  Validity; Effectiveness.

          (a) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          (b) This Agreement has been approved by the Board of Directors of the Company, and the Incentive Compensation provided in paragraphs 3(b)(i)-(iii) hereof has been established by a committee of the Board of Directors of the Company, which is comprised solely of two or more outside directors within the meaning of Section 162(m)(4) (C)(i) of the Code.

          (c) This Agreement shall not become effective unless (i) you are continuously employed by the Company through and including June 15, 1997, and are not then in breach of the Original Employment Agreement, (ii) the material terms under which Incentive Compensation is to be paid pursuant to paragraphs 3(b)(i)-(iii) hereof have been disclosed to the stockholders of the Company, and
(iii) the Agreement (including the material terms under which such

Incentive Compensation is to be paid) has been approved prior to the Commencement Date at a meeting of stockholders of the Company by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. The Company hereby undertakes to submit this Agreement (including the material terms under which such Incentive Compensation is to be paid) for approval by stockholders prior to the Commencement Date. If this Agreement shall not be effective on the Commencement Date, you and the Company shall continue to have the rights and obligations provided under the Original Employment Agreement, including the obligation of the Company to pay you Incentive Compensation (as defined in the Original Employment Agreement) in accordance with the terms thereof.

          15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          If the foregoing is satisfactory, would you please so indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.

                                                AVATAR HOLDINGS INC.


                                                By: /s/ Leon Levy
                                                    ---------------------
                                                    Leon Levy
                                                    Chairman of the Board


ACCEPTED AND AGREED TO:

/s/ Edwin Jacobson
- - -----------------------
Edwin Jacobson

                                                                      APPENDIX B


                                    PROXY

                             AVATAR HOLDINGS INC.
                             255 ALHAMBRA CIRCLE
                         CORAL GABLES, FLORIDA 33134

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Edwin Jacobson and Juanita I. Kerrigan as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Avatar Holdings Inc. held of record by the undersigned at the close of business on March 29, 1996 at the Annual Meeting of Stockholders to be held on May 23, 1996, or any adjournment or adjournments thereof.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.

                                                                                                                        Please mark
                                                                                                                    /X/  your votes
                                                                                                                          as this

                                                              COMMON

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

                                                         FOR all nominees listed at left (except           WITHHOLD AUTHORITY
                                                             as marked to the contrary below).      to vote for all nominees listed.
Item 1 - ELECTION OF EIGHT DIRECTORS
         Nominees: L. Levy, M. Dresner, E. Jacobson,
         L.T. Kendall, M. Meyerson,                                         / /                                     / /
         K.T. Rosen, F.S. Smith, H.K. Stanford.

(INSTRUCTION:  To withhold authority to vote for any individual nominee write that nominees's name in the space provided below.)

- - ------------------------------------------------------------------------------------------------------------------------------------


                                                  FOR                         AGAINST                       ABSTAIN

Item 2 - APPROVAL OF THE
         EMPLOYMENT
         AGREEMENT WITH
         EDWIN JACOBSON,
         PRESIDENT AND                            / /                           / /                            / /
         CHIEF EXECUTIVE
         OFFICER OF AVATAR
         HOLDINGS INC., TO
         BE EFFECTIVE
         JUNE 18, 1997.


Item 3 - APPROVAL OF THE
         APPOINTMENT OF
         ERNST & YOUNG, LLP,
         INDEPENDENT                              / /                           / /                           / /
         ACCOUNTANTS,
         AS AUDITORS OF
         AVATAR HOLDINGS
         INC. FOR 1996.

ITEM 4 - IN THEIR DISCRE-
         TION THE PROXIES
         ARE AUTHORIZED
         TO VOTE UPON
         SUCH OTHER BUSI-                         / /                           / /                           / /
         NESS AS MAY
         PROPERLY COME
         BEFORE THE
         MEETING.


Dated:                                                               , 1996.
      ---------------------------------------------------------------

- - ----------------------------------------------------------------------------
Signature

- - ----------------------------------------------------------------------------
Signature if held jointly

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.